Bank of South Carolina Corporation Declares Dividend

CHARLESTON, S.C., March 28, 2013 /PRNewswire/ -- Today, the Board of Directors of Bank of South Carolina Corporation, (NASDAQ: BKSC) the parent Company for The Bank of South Carolina, declared a quarterly dividend of $.12 per share. This quarterly dividend is payable April 30, 2013, to shareholders of record as of April 8, 2013. Fleetwood S. Hassell, President and Chief Executive Officer, stated, "We are pleased with our 2013 performance to date and proud to be able to continue rewarding our shareholders. We remain dedicated to the fundamentals of our business with emphasis on relationship banking, conservative lending principles, and community involvement."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. Our website is www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC".

CONTACT: Sheryl G. Sharry, (843) 724-1500